UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2017

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225 Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.  Other Events.

On August 4, 2017, AV Homes, Inc. (the “Company”) completed its previously announced offer to exchange (the “Exchange Offer”) up to $400,000,000 aggregate principal amount of its outstanding 6.625% Senior Notes due 2022 (the “Outstanding Notes”) for a like principal amount of its 6.625% Senior Notes due 2022 that have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”).

The Exchange Offer expired at 11:59 p.m., New York City time, on August 1, 2017. On August 4, 2017, $400,000,000 of Exchange Notes were issued in exchange for $400,000,000 aggregate principal amount of Outstanding Notes that were tendered in the Exchange Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

Date: August 7, 2017	By:	/s/ S. Gary Shullaw
	Name:	S. Gary Shullaw
	Title:	Executive Vice President, General Counsel and
Corporate Secretary